UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):                January 29, 2024

 DOUGLAS DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34728	13-4275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11270 W Park Place Ste 300, Milwaukee, Wisconsin 53224
(Address of principal executive offices, including zip code)

(414) 354-2310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	PLOW	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2021, Douglas Dynamics, Inc. (the “Company”), as guarantor, and its wholly-owned subsidiaries, Douglas Dynamics, L.L.C. (“DDI LLC” or the “Term Loan Borrower”), Fisher, LLC (“Fisher”), Trynex International LLC (“Trynex”), Henderson Enterprises Group, Inc. (“Enterprises”), Henderson Products, Inc. (“Products”), and Dejana Truck & Utility Equipment Company, LLC (“Dejana”, together with DDI LLC, Fisher, Trynex, Enterprises and Products, the “Revolving Loan Borrowers”, and together with DDI LLC in its capacity as the Term Loan Borrower, the “Borrowers”), as borrowers, entered into a Credit Agreement (following such time as it was amended by (i) Amendment No. 1 to Credit Agreement and Revolving Credit Commitment Increase Supplement, dated as of January 5, 2023 (“Amendment No. 1”), by and among the Company, the Borrowers, the financial institutions listed in Amendment No. 1 as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, (ii) Amendment No. 2 to Credit Agreement, dated as of July 11, 2023 (“Amendment No. 2”), by and among the Company, the Borrowers, the financial institutions listed in Amendment No. 2 as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and (iii) Amendment No. 3 (as defined below), the “Credit Agreement”) with the banks and financial institutions listed in the Credit Agreement, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A. and CIBC Bank USA, as joint lead arrangers and joint bookrunners, CIBC Bank USA, as syndication agent, and Bank of America, N.A. and Citizens Bank, N.A., as co-documentation agents.

The Credit Agreement provides for a senior secured term loan to the Term Loan Borrower in the amount of $225.0 million and a senior secured revolving credit facility available to the Revolving Loan Borrowers in the amount of $150.0 million, of which $10.0 million will be available in the form of letters of credit and $15.0 million will be available for the issuance of short-term swingline loans. The Credit Agreement also allows the Revolving Loan Borrowers to request additional increases to the revolving commitments and/or incremental term loans in an aggregate amount not in excess of $125.0 million (the “Revolving Commitment Increase Option”), subject to specified terms and conditions. The final maturity date of the Credit Agreement is June 9, 2026.

On January 29, 2024, the Company entered into that certain Amendment No. 3 to Credit Agreement (“Amendment No. 3”) by and among the Company, the Borrowers, the financial institutions listed in Amendment No. 3 as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, which amended the Credit Agreement by modifying the minimum required Leverage Ratio (as defined in the Credit Agreement) of DDI LLC, which is measured as of the last day of each Reference Period (as defined in the Credit Agreement), from 3.50 to 1.00 for each Reference Period to (i) 3.50 to 1.00 for each Reference Period ending on or prior to September 30, 2023, (ii) 4.25 to 1.00 for the Reference Period ending on December 31, 2023, (iii) 4.00 to 1.00 for each Reference Period ending on March 31, 2024 and June 30, 2024, and (iv) 3.50 to 1.00 for each Reference Period ending on September 30, 2024 and thereafter.

The foregoing summary of the material terms of the Credit Agreement, as amended by Amendment No. 3, is not complete and is qualified in its entirety by reference to (1) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 14, 2021, (2) Amendment No. 1, which was filed as Exhibit 10.1 to the Current Report on Form 8‑K filed by the Company with the SEC on January 6, 2023, (3) Amendment No. 2, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 1, 2023, and (4) Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)
Amendment No. 3 to Credit Agreement and Revolving Credit Commitment Increase Supplement, dated as of January 29, 2024, among Douglas Dynamics, Inc., Douglas Dynamics, L.L.C., Fisher, LLC, Trynex International LLC, Henderson Enterprises Group, Inc., Henderson Products, Inc., Dejana Truck & Utility Equipment Company, LLC, the banks and financial institutions listed therein, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

(104.1)	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS DYNAMICS, INC.

Date: January 30, 2024	By:	/s/ Sarah Lauber
Sarah Lauber
Executive Vice President, Chief Financial Officer and
Secretary